Exhibit 99.1

Contact:
Christian Munson                            Jim Huseby
Crawford Public Relations                   Vice President - Investor Relations
703-318-5460 ext. 205                       KMC Telecom
cmunson@crawfordpr.com                      908-470-2149
                                            jhuseb@kmctelecom.com

                KMC TELECOM RAISES $182 MILLION IN PRIVATE EQUITY

        COMPANY WILL APPOINT ALEXANDER P. COLEMAN, INVESTMENT PARTNER AT DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS, TO ITS BOARD OF DIRECTORS

     BEDMINSTER, NJ, JULY 12, 2000 - KMC Telecom, a facilities-based competitive local exchange carrier, today announced it has raised $182 million of private equity from Lucent Technologies, Dresdner Kleinwort Benson Private Equity Partners, CIT Lending Services, Nassau Capital Partners and Hal Kamine, the founder of KMC Telecom.

     The transaction represents KMC's largest sale of equity to date. The investor group purchased Series G Preferred Stock in KMC Telecom Holdings Inc., which carries a seven percent cumulative dividend, and automatically converts to KMC Telecom common stock upon a public offering meeting certain agreed parameters.

     KMC Telecom will use the new capital to further fund its existing business plan of building and operating robust fiber optic networks in 39 U.S. cities and to advance the company's deployment of a nationwide data footprint.

    "We are gratified that this group of investors has shown its additional support," said Bill Lenahan, Chief Executive Officer of KMC Telecom. "Each of these investors has already made major financial commitments to KMC, and their further support represents the completion of our initial step towards bringing significant equity capital into KMC."

     As part of the transaction, KMC Telecom will also appoint Alex Coleman, Investment Partner at Dresdner Kleinwort Benson Private Equity Partners, to its Board of Directors. Dresdner Kleinwort Benson Private Equity Partners is an affiliate of Dresdner Bank AG, one of the world's largest banks with approximately $453 billion in assets and $266 billion in funds under management as of March 31, 2000. Coleman has been involved in management buyouts, cross-border equity transactions, expansion financings and venture capital for more than 10 years. He serves as a board member for several companies, including Tritel Inc., a publicly traded AT&T Wireless affiliate. Coleman's financial expertise will benefit KMC's capital requirements as it pursues its growth strategy.

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          KMC TELECOM RAISES $182 MILLION IN PRIVATE EQUITY - Page 2

     "KMC Telecom is playing a key role in the development of an advanced telecommunications infrastructure in smaller markets across the country," said Coleman. "Our investment reflects our confidence in the company's ability to meet its business objectives and deliver advanced services to overlooked markets. I am excited to serve as a director and assist the company in achieving its business objectives."

     "As KMC Telecom's initial institutional investor, Nassau Capital has a long-standing relationship with the company dating back to 1995, and is quite pleased with how the company has continued to evolve," said John Quigley, Senior Managing Director at Nassau Capital. "We strongly support KMC Telecom's management team and the company's strategy of owning and operating fiber optic networks in Tier III cities."

     KMC Telecom Holdings Inc., a privately owned facilities-based competitive local exchange carrier, operates local fiber optic networks in 35 markets throughout the Mid-Atlantic, Midwest and South. Founded in 1995, the company offers customers an attractive alternative in local telephone and data communication services. For further information, visit www.kmctelecom.com.

     CERTAIN MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING CONSTRUCTION RISKS AND OTHER RISKS DETAILED FROM TIME TO TIME IN KMC'S REPORTS FILED WITH THE SECURITIES EXCHANGE COMMISSION, INCLUDING THOSE CONTAINED IN KMC'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. AS A RESULT, ACTUAL RESULTS, EVENTS OR CONDITIONS, FINANCIAL OR OTHERWISE, CAN DIFFER MATERIALLY FROM THE RESULTS REFERRED TO IN
THOSE STATEMENTS. KMC UNDERTAKES NO DUTY TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.

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